UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 3, 2006

A. O. Smith Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508
(Address of principal executive offices, including zip code)

(414) 359-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.      Entry into a Material Definitive Agreement.

        On February 3, 2006, A. O. Smith Corporation (“A. O. Smith”) entered into a Pre-Acquisition Agreement with GSW Inc., a Canadian corporation, of Oakville, Ontario, Canada (“GSW”). Under the agreement, A. O. Smith will make a cash offer (the “Offer”) to acquire all of the outstanding Class A and Class B common stock of GSW at a price of $115 (Canadian) per share or approximately $393.5 million (Canadian) in the aggregate. A. O. Smith simultaneously entered into a Deposit Agreement with the two majority shareholders of GSW (the “Majority Shareholders”), which own approximately 74 percent of the outstanding shares of GSW representing approximately 68 percent of the votes attached to the outstanding shares of GSW. Under this agreement, the Majority Shareholders irrevocably agreed to accept and deposit their shares to the Offer. Copies of these agreements are filed as Exhibit 2.1 and Exhibit 2.2 hereto and are incorporated by reference herein.

The Agreements

        The following summarizes the material terms of these agreements:

        A. O. Smith must commence the Offer by making a takeover bid for the shares of GSW under Canadian law by February 23, 2006, subject to certain exceptions. The Board of Directors of GSW has approved the agreement between A. O. Smith and GSW and the Offer. GSW will communicate the approval of its Board to GSW shareholders in a document that will accompany A. O. Smith’s Offer materials when they are mailed to GSW shareholders.

        A. O. Smith, GSW and the Majority Shareholders have made customary representations, warranties and covenants in the agreements. Among others, (i) GSW agreed that it will conduct its business in the ordinary course consistent with past practice during the interim period between February 3, 2006 and the time that A. O. Smith can elect its representatives to GSW’s Board as described below, (ii)  GSW and the Majority Shareholders each agreed that they will not engage in certain kinds of transactions during such period and (iii) subject to certain customary exceptions, GSW agreed that the its Board will recommend that GSW shareholders accept the Offer. GSW and the Majority Shareholders have also made certain additional customary covenants, including, among others, covenants not to: (a) solicit proposals relating to alternative business combination transactions or (b) enter into discussions concerning, provide confidential information in connection with or accept any proposals for alternative business combination transactions, subject to certain exceptions applicable to GSW.

        Commencement and completion of the Offer are subject to several conditions, including (i) the absence of any law or order prohibiting the consummation of the Offer or of A. O. Smith’s acquisition of the remainder of GSW’s equity and (ii) the absence of material adverse developments affecting GSW, as prescribed in the agreements. In addition, A. O. Smith’s obligations to commence and complete the Offer are subject to certain other conditions, including (a) the accuracy of the representations and warranties of GSW and the Majority Shareholders, subject to certain exceptions, and (b) material compliance by GSW and the Majority Shareholders with their covenants.

        After acquiring shares under the Offer, A. O. Smith will have the right to appoint the Board of Directors of GSW and, as a result, control GSW. A. O. Smith will also take actions to acquire the remainder of GSW’s equity.

        Subject in each case to satisfaction of certain conditions, A. O. Smith has agreed to allow corporate shareholders of GSW to tender the shares of a corporation that holds the corporate shareholder’s shares of GSW, rather than the shares of GSW, in connection with the Offer.

        The agreements contain certain termination rights for the parties. In addition, the Pre-Acquisition Agreement provides that, upon termination of the agreement under specified circumstances, GSW must pay A. O. Smith a termination fee of $12 million (Canadian) or up to $5 million (U.S.) of A. O. Smith’s expenses.

        The foregoing summary description of the agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements.

        Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), A. O. Smith has filed the agreements as exhibits to this Current Report on Form 8-K. The agreements have been included to provide investors with information regarding their terms. The filing of the agreements is not intended to provide any other factual information about A. O. Smith or GSW. As described above, the agreements contain representations and warranties of each of the parties. The assertions embodied in those representations and warranties are qualified by materiality standards in the agreements, information that GSW has made available to A. O. Smith and information in a disclosure statement that GSW provided in connection with the agreements. The information that GSW has made available to A. O. Smith and the disclosure statement contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the agreements. Accordingly, investors should not rely solely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise, but instead should read the agreements together with the other information concerning A. O. Smith that it publicly files in reports and statements with the SEC and the other information concerning GSW that it publicly files in reports and statements with the Toronto Securities Commission.

Additional Information

        A. O. Smith expects to complete the Offer by the end of March 2006.

        The U.S. Department of Justice and Canadian Competition Bureau have favorably concluded their antitrust investigations regarding the proposed acquisition, and A. O. Smith has received approval under the Investment Canada Act to proceed with the proposed acquisition.

        GSW, with 2004 sales of approximately $580 million (Canadian), is made up of two business segments – water heating and building products. The water heating segment, with 2004 sales of approximately $540 million (Canadian), manufactures and markets water heaters sold in the U.S. and Canada through its American Water Heater Company and GSW Water Heater subsidiaries. The building products segment, with 2004 sales of approximately $40 million (Canadian), manufactures and markets vinyl rain ware systems primarily for North American retail customers.

        GSW employs over 1,700 people at its three operating divisions in Canada and the United States. The company is listed on the Toronto Stock Exchange under the symbols GSW.a and GSW.sv.b.

        A. O. Smith expects to finance the transaction with long-term borrowings. A. O. Smith must have financing arrangements finalized when it commences the Offer and no later than February 23, 2006.

Forward-Looking Statements

        This Form 8-K contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) about A. O. Smith’s acquisition of GSW that involves substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future events.

        The forward-looking statements are subject to risks and uncertainties that could cause performance or actual results to differ materially from those expressed herein. Such risks and uncertainties include, among other things, risks that the transaction with GSW will not be completed or that forms of borrowings that A. O. Smith anticipates will not be available to it on acceptable terms.

        The information contained in this Form 8-K is as of the date indicated. A. O. Smith does not assume any obligation to update any forward-looking statements contained in this Form 8-K as a result of new information or future events or developments.

Item 9.01.     Financial Statements and Exhibits.

(a)	None.

(b)	None.

(c)	Exhibits:

(2.1)	Pre-Acquisition Agreement, dated as of February 3, 2006, between A. O. Smith Corporation and GSW Inc., a Canadian corporation.

(2.2)	Deposit Agreement, dated as of February 3, 2006, among A. O. Smith Corporation, Valleydene Corporation Limited, an Ontario corporation, and Gardiner Group Capital Limited, an Ontario corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION
Date: February 9, 2006	By: /s/ W. David Romoser
W. David Romoser
Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description
(2.1)	Pre-Acquisition Agreement, dated as of February 3, 2006, between A. O. Smith Corporation and GSW Inc., a Canadian corporation.

(2.2)	Deposit Agreement, dated as of February 3, 2006, among A. O. Smith Corporation, Valleydene Corporation Limited, an Ontario corporation, and Gardiner Group Capital Limited, an Ontario corporation.